                                                                   EXHIBIT 4.5

CUSIP NO. ____________
ISIN NUMBER. US ____________

No. 1

                                 JOHN DEERE B.V.
                            ______ Notes due _______
                  Unconditionally Guaranteed by Deere & Company


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.


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               JOHN DEERE B.V., a corporation organized and existing under the laws of The Netherlands (herein referred to as the "COMPANY", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $ _______ on _________ (the "MATURITY DATE") (except to the extent redeemed prior to the Maturity Date under the circumstances specified herein), and to pay interest thereon from ________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on _______ and ________ of each year (each, an "INTEREST PAYMENT DATE") commencing ____________, at __________ per annum, until the principal hereof is paid or duly provided for payment. Any payment of principal or interest required to be made on a day that is not a Business Day (as defined below) shall be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue on the amount so payable as a result of such delayed payment.

               Interest payable on each Interest Payment Date will include interest accrued from and including __________, or from and including the most recent Interest Payment Date in respect of which interest has been paid or duly provided for to, but excluding, the next succeeding Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (referred to herein), be paid to the person (the "HOLDER") in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the ____________ and ____________ preceding the respective Interest Payment Date (a "REGULAR RECORD DATE"). Any such interest not so punctually paid or duly provided for ("DEFAULTED INTEREST") will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the "SPECIAL RECORD DATE") for the payment of such Defaulted Interest to be fixed by the Trustee (referred to herein), notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

               For purposes of this Note, "BUSINESS DAY" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

               To secure the due and punctual payment of principal, any premium, any interest and Additional Amounts on this Note by the Company under the Indenture, when and as the same shall become due and payable, whether at the Maturity Date, by declaration of acceleration, call for redemption or otherwise, Deere & Company has unconditionally guaranteed the Notes pursuant to the terms of the Guarantee endorsed hereon and in Section XVI of the Indenture referred to herein (the "GUARANTEE").

               Until this Note is paid in full or payment therefor in full is duly provided for, the Company will at all times maintain a Paying Agent (which Paying Agent may be the Trustee) in The City of New York (which, unless otherwise specified above, shall be the "PLACE OF


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PAYMENT"). The Company has initially appointed The Chase Manhattan Bank
(National Association), at its office in The City of New York as Paying Agent.

               Payment of the principal of this Note on the Maturity Date will be made against presentation of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. So long as this Note remains in book-entry form, all payments of principal and interest will be made by the Company in immediately available funds.

               The Notes are not subject to the operation of any sinking fund.

               Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

               GENERAL. This Note is one of a duly authorized issue of securities (herein called the "SECURITIES") of the Company, issued and to be issued in one or more series under an indenture, dated as of March 30, 2001, as it may be supplemented from time to time (herein called the "INDENTURE"), among the Company, Deere & Company, a Delaware corporation (the "GUARANTOR") and The Chase Manhattan Bank, Trustee (herein called the "TRUSTEE", which term includes any successor trustee under the Indenture with respect to a series of which this
Note is a part), to which Indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of a duly authorized series of Securities designated as "________ Notes due _________, Unconditionally Guaranteed by Deere & Company" (collectively, the "Notes").

               REDEMPTION. The Company may at its option redeem this Note in whole at 100% of the unpaid principal amount hereof, together with accrued interest, if any, to the Redemption Date, under the circumstances described below. The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the Redemption Date.

               This Note may be redeemed at the option of the Company or the Guarantor (or their successors) in whole but not in part at any time at a redemption price as determined in the paragraph above, if (i) the Company or the Guarantor is or would be required to pay Additional Amounts as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of The Netherlands (or in the case of a successor person to the Company, of the jurisdiction in which such successor person is organized or any political subdivision or taxing authority thereof or therein) or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which The Netherlands (or such other jurisdiction or political subdivision or taxing authority) is a party, which change, execution or amendment becomes effective on or after the date of


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issuance of such series pursuant to Section 301(7) of the Indenture (or in the case of a successor Person to the Company, the date on which such successor Person became such or in the case of an assumption by the Guarantor or its Subsidiaries of obligations of the Company under the Securities, the date of such assumption), or (ii) as a result of any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which The Netherlands (or in the case of a successor Person to the Company, to which the jurisdiction in which such successor Person is organized or any political subdivision or taxing authority thereof or therein) is a party, which change, execution or amendment becomes effective on or after a date on which the Guarantor or any of its Subsidiaries (an "INTERCOMPANY DEBTOR") borrows money from the Company, the Intercompany Debtor is or would be required to deduct or withhold tax on any payment to the Company to enable the Company to make any payment of principal, any premium, any interest, and the payment of such Additional Amounts, in the case of clause (i), or such deductions or withholding, in the case of clause (ii), cannot be avoided by the use of any reasonable measures available to the Company, the Guarantor or the Intercompany Debtor. Prior to the giving of notice of redemption of such Securities pursuant to the Indenture, the Company will deliver to the Trustee an Officers' Certificate, stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such Securities have been satisfied.

               Further, if, pursuant to Section 801(4) of the Indenture, a Person into which the Company is merged or to whom the Company has conveyed, transferred or leased its properties or assets has been or would be required to pay any Additional Amounts as provided in the Indenture, each series of Securities may be redeemed at the option of such Person in whole, but not in part, at any time, at a redemption price as determined in the first paragraph under this Section - "Redemption". Prior to the giving of notice of redemption of such Securities pursuant to the Indenture, such Person shall deliver to the Trustee an Officers' Certificate, stating that such person is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of such person to redeem such Securities have been satisfied.

               MODIFICATION AND WAIVERS; ASSUMPTION; OBLIGATION OF THE COMPANY ABSOLUTE. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of Outstanding Securities affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities at the time, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of all Outstanding Securities of any individual series to waive on behalf of all of the Holders of Securities of such individual series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all


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future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

               The securities are unsecured and rank PARI PASSU with all other unsecured and unsubordinated indebtedness of the Company.

               The Guarantor, or any of its Subsidiaries, may directly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, any premium and interest on and any Additional Amounts with respect to all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed. Upon any such assumption, the Guarantor or such Subsidiary shall succeed to, and be substituted for and may exercise every right and power of, the Company under the Indenture with the same effect as if the Guarantor or such Subsidiary had been named as the Company therein, and the Company shall be released from all obligations and covenants with respect to the Securities. No such assumption shall be permitted unless the Guarantor has delivered to the Trustee (i) an Officers' Certificate and an Opinion of Counsel, each stating that such assumption and supplemental indenture comply with the Indenture, and that all conditions precedent herein provided for relating to such transaction have been complied with and that, in the event of assumption by a Subsidiary, the Guarantee and all other covenants of the Guarantor in the Indenture remain in full force and effect and (ii) an opinion of independent counsel that the Holders of Securities or related coupons (assuming such Holders are only taxed as residents of the United States) shall have no materially adverse United States federal tax consequences as a result of such assumption, and that, if any Securities are then listed on the New York Stock Exchange, that such Securities shall not be delisted as a result of such assumption.

               No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or the Guarantor (in the event the Guarantor is obligated to make payments in respect of this Note), which is absolute and unconditional, to pay the principal of, any premium, any interest and Additional Amounts on this Note at the times, place and rate, and in the coin or currency herein prescribed.

               DEFEASANCE AND COVENANT DEFEASANCE. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company and the Guarantor on this Note and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company and the Guarantor with certain conditions set forth therein, which provisions apply to this Note.

               AUTHORIZED DENOMINATIONS. This Note is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

               REGISTRATION OF TRANSFER. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security


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Register upon surrender of this Note for registration of transfer at a Place of
Payment for the series of Securities of which this Note forms a part, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

               As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.

               This Note is a Global Security. If the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days following notice to the Company, or (ii) an Event of Default occurs, the Company will issue Securities in certificated form in exchange for this Global Security. In addition, the Company may at any time, and in its sole discretion, determine not to have Securities represented by a Global Security and, in such event, will issue Securities in certificated form in exchange in whole for this Global Security. In any such instance, an owner of a beneficial interest in this Global Security will be entitled to physical delivery in certificated form of Securities equal in principal amount to such beneficial interest and to have such Securities registered in its name. Securities so issued in certificated form will be issued in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 and will be issued in registered form only, without coupons.

               No service charge shall be made for any such registration of transfer or exchange, but the Company or the Guarantor, as the case may be, may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Prior to due presentment of this Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee shall treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment of principal of, any premium, any interest on this Note and for all other purposes whatsoever, whether or not this Note be overdue, and none of the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary.

               ADDITIONAL AMOUNTS. All payments of, or in respect of, principal of and any premium and interest on the Securities, and all payments pursuant to the Guarantee, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of The Netherlands or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by The Netherlands or any such subdivision or authority to be withheld or deducted. In that event, the Company or the Guarantor, as applicable, will pay such additional amounts of, or in respect of, principal, any premium and interest ("ADDITIONAL AMOUNTS") as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments


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or governmental charges payable in respect of such) in the payment to the
Holder hereof of the amounts which would have been payable in respect of this Note or the Guarantee, as the case may be, had no such withholding or deduction been required, except that no Additional Amounts shall be so payable for or on account of:

          (1) any tax, duty, assessment or other governmental charge imposed by the United States or any political subdivision or taxing authority thereof or therein;

          (2) any tax, duty, assessment or other governmental charge which would not have been imposed but for (A) the existence of any present or former connection between the Holder hereof or a third party on behalf of such Holder by reason of its (or between a fiduciary, settlor, beneficiary, member, shareholder or possessor of a power over the Holder hereof, if such Holder is an estate, trust, partnership or corporation) having some present or former connection with The Netherlands, including, being or having been a citizen or resident of The Netherlands, or being or having been engaged in a trade or business or present therein or having or having had a permanent establishment therein, but not including the mere holding or ownership of a debt security or
(B) the presentation of this Note or the Guarantee thereof for payment more than 30 days after the date on which such payment became due or was provided for, whichever is later;

          (3) any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;

          (4) any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments of (or in respect of) principal of or any premium or interest on the Securities or the Guarantee(s) thereof;

          (5) any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder hereof or the beneficial owner of this Note with a request of the Company or the Guarantor addressed to such Holder (A) to provide information concerning the nationality, residence or identity of such Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

          (6) any withholding or deduction that is imposed on a payment to an individual and required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN (European Union Economic and Finance Ministers) Counsel Meeting of 26-27 November 2000 or any law implementing or complying with or introduced in order to conform to such Directive; or

          (7)  any combination of items (1), (2), (3), (4), (5) and (6).

               Additionally, Additional Amounts shall not be paid with respect to any payment in respect of this Note to the Holder hereof if such Holder is a fiduciary or partnership or other


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than the sole beneficial owner of such payment to the extent such payment would be required by the laws of The Netherlands (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of such Note.

               Whenever in this Note there is mentioned, in any context, the payment of the principal of or any premium or interest on this Note (or any payments pursuant to the Guarantee) such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section - "Additional Amounts" to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section - "Additional Amounts" and express mention of the payment of Additional Amounts in any provisions of this Note shall not be construed as excluding Additional Amounts in those provisions of this Note where such express mention is not made.

               The provisions of this Section - "Additional Amounts" shall apply MUTATIS MUTANDIS to any withholding or deduction for or on account of any present or future taxes, assessments or governmental charges of whatever nature of any jurisdiction in which any successor Person to the Company is organized, or any political subdivision or taxing authority thereof or therein.

               EVENTS OF DEFAULT. If an Event of Default with respect to the Notes of the series of which this Note forms a part shall have occurred and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture.

               DEFINED TERMS. All terms used in this Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

               GOVERNING LAW. This Note shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

               Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


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               IN WITNESS WHEREOF, the Company has caused this _______ Note due
____________, Unconditionally Guaranteed by Deere & Company, to be duly executed under its facsimile corporate seal.


                                          JOHN DEERE B.V.


                                          By:
                                                 -------------------------------
                                                 Authorized Officer


                                          Attest:
                                                 -------------------------------
                                                 Secretary of Deere & Company


Dated: TRUSTEE'S CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture

                                          THE CHASE MANHATTAN BANK,
                                              as Trustee

                                          By:
                                              ----------------------------------
                                                 Authorized Officer


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                          GUARANTEE OF DEERE & COMPANY

               FOR VALUE RECEIVED, DEERE & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Guarantor", which term includes any successor Person under the Indenture (the "Indenture") referred to in the Note on which this Guarantee is endorsed), has unconditionally guaranteed, pursuant to the terms of the Guarantee contained in Article XVI of the Indenture, the due and punctual payment of the principal of and any premium and interest on such Note, when and as the same shall become due and payable, whether at the Maturity Date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Note and the Indenture.

               All payments pursuant to this Guarantee shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of The Netherlands or the jurisdiction of organization of any successor Company or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by The Netherlands or such other jurisdiction or any such subdivision or authority to be withheld or deducted. In that event, the Guarantor will pay such Additional Amounts as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to the Holder of the Note on which this Guarantee is endorsed of the amounts which would have been payable in respect of the Guarantee thereof had no such withholding or deduction been required, subject to certain exceptions as set forth in Article X of the Indenture.

               The obligations of the Guarantor to the Holders of the Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article XVI of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.

               The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

               This Guarantee is unsecured and ranks PARI PASSU with all other unsecured and unsubordinated obligations of the Guarantor.


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               IN WITNESS WHEREOF, the Guarantor has caused this _______ Note due ______________, Unconditionally Guaranteed by Deere & Company, to be duly executed under its corporate seal.

                                           Dated:



                                           DEERE & COMPANY

                                           By:________________________________
                                           Name:
                                           Title:
Attest:


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